Exhibit 10.6

FIRST AMENDMENT TO

ADVISORY AGREEMENT

This FIRST AMENDMENT to ADVISORY AGREEMENT is entered into as of June 23, 2011, among American Realty Capital Healthcare Trust, Inc. (the “Company”), American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “OP”) and American Realty Capital Healthcare Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company, the OP and the Advisor entered into that certain Advisory Agreement (the “Advisory Agreement”), dated as of February 18, 2011; and

WHEREAS, pursuant to Section 24 of the Advisory Agreement, the Company, the OP and the Advisor desire to make a certain amendment to the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 10(d) of the Advisory Agreement. Section 10(d) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(d)           Asset Management Fee.  The Company shall pay an Asset Management Fee to the Advisor or its assignees as compensation for services rendered in connection with the management of the Company’s assets in an amount equal to 0.75% per annum of Average Invested Assets; provided, however, that the Asset Management Fee shall be reduced by any amounts payable as an Oversight Fee (as defined in the Management Agreement), such that the aggregate of the Asset Management Fee and the Oversight Fee does not exceed 0.75% per annum of Average Invested Assets. The Asset Management Fee is payable on the first business day of each month in the amount of 0.0625% of Average Invested Assets for the preceding monthly period and shall be payable, at the discretion of the Board of Directors of the Company, in cash, common stock or restricted stock grants, or any combination thereof. The Asset Management Fee will be reduced to the extent that funds from operations FFO, as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date that such Asset Management Fee is payable, is less than the Distributions declared with respect to such six month period. For purposes of this test, FFO, as adjusted, is FFO adjusted to add (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any (including properties, loans receivable and equity and debt investments).”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

AMERICAN REALTY CAPITAL HEALTHCARE
TRUST, INC.

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

AMERICAN REALTY CAPITAL HEALTHCARE
TRUST OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Healthcare Trust, Inc.,

its General Partner

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

AMERICAN REALTY CAPITAL HEALTHCARE
ADVISORS, LLC

By: American Realty Capital Healthcare Trust Special
Limited Partner, LLC,

its Member

By: American Realty Capital Trust V, LLC,

its Managing Member

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Signatory